JANUARY 1999 AMENDMENT TO THE CREDIT AGREEMENT

     JANUARY 1999 AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment"), dated as of January 22, 1999, among Capital Re Corporation (the "Borrower"), various banks (the "Banks") and Deutsche Bank AG, New York Branch, as agent (the "Agent"). All capitalized terms defined in the hereinafter defined Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

                                   WITNESSETH:

     WHEREAS, the Borrower, the Banks and the Agent entered into a Credit Agreement, dated as of January 27, 1994 (as amended to date, the "Credit Agreement");

     WHEREAS,   pursuant  to  Section  3.03(b)  of  the  Credit   Agreement  the
Commitments of KBC Bank N.Y. (formerly known as Kredietbank N.V.) and Westdeutsche Landesbank Girozentrale, New York Branch, expire on the date hereof;

     WHEREAS, no Loans are presently outstanding under the Credit Agreement;

     WHEREAS, after the date hereof Deutsche Bank AG, New York Branch, shall be the sole Bank;

     WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Amendments to the Credit Agreement. (a) The first sentence of Section 3.04(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     The expiration date of the Commitments of the Banks to make Revolving Loans shall be January 21, 2000 (the "Revolving Loan Expiry Date"); provided, however, that before (but not earlier than 120 days nor later than 45 days before) the Revolving Loan Expiry Date then in effect, the Borrower may make a written request (an "Extension Request") to the Agent at its Notice Office and each of the Banks that the Revolving Loan Expiry Date be extended by 364 days.

     (b) Schedule I of the Credit Agreement is hereby amended in its entirety to the form attached hereto as Annex A.

     2. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment, the Borrower hereby represents and warrants that:

     (a) no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment; and


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     (b) as of the date  hereof  after  giving  effect  to this  Amendment,  all representations, warranties and agreements of the Borrower contained in the Credit Agreement will be true and correct in all material respects.

     3.  GOVERNING  LAW. THIS  AMENDMENT AND THE RIGHTS AND  OBLIGATIONS  OF THE
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

     4. Agreement Not Otherwise Amended. This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Banks, the Agent or any of them may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as modified hereby.

     5.   Counterparts.   This   Amendment  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                  CAPITAL RE CORPORATION


                                  By /s/ David A. Buzen
                                  -------------------------------------
                                     Title: EVP & CFO


                                  DEUTSCHE BANK AG, NEW YORK
                                    BRANCH, Individually and as Agent


                                  By /s/ John S. McGill
                                     ----------------------------------
                                     Title: John S. McGill
                                            Vice President


                                  By /s/ Alan Xrouk
                                     ----------------------------------
                                     Title: Alan Xrouk
                                            Associate


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                                                                         ANNEX A
                                                                      SCHEDULE I

                             SCHEDULE OF COMMITMENTS

                 Bank                               Commitment
                 ----                               ----------
            Deutsche Bank AG,                       $29,000,000
             New York Branch

                 Total Commitment                   $29,000,000
                                                    ===========


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